UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of Principal Executive Office) (Zip Code)

(484) 713-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2013, Fibrocell Science, Inc. (the “Company”) and Intrexon Corporation (“Intrexon”) entered into a First Amendment (“Amendment”) to the parties’ Exclusive Channel Collaboration Agreement (the “Channel Agreement”) dated October 5, 2012. The Channel Agreement provides for a “channel collaboration” arrangement governing a strategic collaboration for the development and commercialization of genetically modified and non-genetically modified autologous fibroblasts and autologous dermal cells in the United States.

The Channel Agreement originally granted the Company an exclusive license to use proprietary technologies and other intellectual property of Intrexon to develop and commercialize certain products in the Field in the United States. The “Field” in the Channel Agreement originally included: (a) the enhanced production and purification of non-genetically modified autologous fibroblasts for all aesthetic and therapeutic indications; (b) the enhanced production and purification of non-genetically modified autologous dermal cells for aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications; (c) the development of genetically modified autologous fibroblasts for all aesthetic and therapeutic indications; and (d) the development of genetically modified autologous dermal cells for aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications. Pursuant to the Amendment, the “Field” in the Channel Agreement was amended to add autologous human fibroblasts genetically modified to express a therapeutic protein and/or bioactive RNA for the treatment of autoimmune and non-infectious inflammatory disorders that manifest in cutaneous tissues, fascia and/or muscle. The remainder of the Channel Agreement was unchanged and the terms of the Channel Agreement will apply to the amended “Field.”

In connection with the execution of the Amendment, on June 28, 2013, the Company entered into a Supplemental Stock Issuance Agreement with Intrexon pursuant to which the Company agreed to issue to Intrexon, who is an affiliate of NRM VII Holdings I, LLC, the Company’s largest shareholder, a number of shares of Company common stock valued at $7.5 million based on a per share value of $6.03 per share, which was the closing price of the Company’s common stock on the NYSE MKT on the day prior to execution of the Supplemental Stock Issuance Agreement (the “Supplemental Access Fee Shares”), which issuance will be deemed paid in partial consideration for the execution and delivery of the Amendment. The Supplemental Access Fee Shares will be issued upon the satisfaction of customary closing conditions, including the approval for the listing of the Supplemental Access Fee Shares on the NYSE MKT.

The foregoing summaries of the Amendment, Supplemental Stock Issuance Agreement and Channel Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive documents attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Supplemental Access Fee Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) thereof. Intrexon represented that it was an “accredited investor” as defined in Regulation D of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Exclusive Channel Collaboration Agreement between the Company and Intrexon dated June 28, 2013

10.2	Supplemental Stock Issuance Agreement between the Company and Intrexon dated June 28, 2013

10.3	Exclusive Channel Collaboration Agreement between the Company and Intrexon dated October 5, 2012 (incorporated by reference to Exhibit 10.21 of the Company’s Form 10-K for the year ended December 31, 2012) *

99.1	Press release dated July 1, 2013.

*	Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been granted with respect to this omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.

By:	/s/ Declan Daly

Declan Daly Chief Financial Officer

Date: July 1, 2013